Exhibit 5.1

12670 High Bluff Drive San Diego, California 92130 Tel: +1.858.523.5400 Fax: +1.858.523.5450 www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
November 22, 2022	Chicago	Riyadh
	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
	Hamburg	Shanghai
	Hong Kong	Silicon Valley
	Houston	Singapore
	London	Tel Aviv
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Inseego Corp.

9710 Scranton Road, Suite 200

San Diego, CA 92121

Re:	424(b)(3) Prospectus Supplement to Registration Statement on Form S-3; 1,536,265 shares of common stock of Inseego Corp., par value $0.001 per share

To the addressees set forth above:

We have acted as special counsel to Inseego Corp., a Delaware corporation (the “Company”), in connection with the registration for resale from time to time by the selling stockholders (the “Selling Stockholders”) named in the Prospectus (as defined below) of up to 1,536,265 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share. 1,525,207 of such Shares were issued to certain of the Selling Stockholders pursuant to those certain exchange agreements, effective as of September 3, 2021, by and between the Company and such Selling Stockholders. 11,058 of such Shares were issued to a Selling Stockholder pursuant to that certain independent contractor services agreement, effective as of April 5, 2021, by and between the Company and such Selling Stockholder.

The Shares are included in a registration statement on Form S-3 (File No. 333-238057) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on May 7, 2020, as amended by Post-Effective Amendments Nos. 1, 2 and 3 filed with the Commission under the Act on February 14, 2022, March 9, 2022 and August 9, 2022, respectively (as so amended, the “Registration Statement”), the related prospectus dated February 14, 2022, as amended by such Post-Effective Amendments Nos. 2 and 3 (as so amended, the “Base Prospectus”), and the prospectus supplement dated November 22, 2022 and filed by the Company with the Commission pursuant to Rule 424(b)(3) under the Act on November 22, 2022 (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

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As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the issuance of the Shares has been duly authorized by all necessary corporate action of the Company, and the Shares are validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing of this opinion as Exhibit 5.1 to a Current Report of the Company on Form 8-K for incorporation by reference in the Registration Statement and to the reference to our firm in the Prospectus Supplement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP

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